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                                   AGREEMENT


     THIS AGREEMENT, dated effective as of February __, 1999 (the "Agreement"), is by and between UNITED INTERNATIONAL HOLDINGS, INC. ("UIH"), a corporation organized under the laws of the State of Delaware, U.S.A., and UNITED PAN-EUROPE COMMUNICATIONS N.V. ("UPC"), a company organized under the laws of The Netherlands.

                                   Recitals
                                   --------

     A. UIH is the majority shareholder of UPC. UIH currently consolidates the financial results of UPC in UIH's financial statements. As a subsidiary of UIH, UPC is subject to the covenants and restrictions of the indenture governing UIH's debt securities.

     B. In connection with this shareholder relationship, UIH and UPC have agreed to take certain actions and restrict certain activities with respect to one another, all as more particularly set forth in this Agreement.

                                   Agreement
                                   ---------

     1.   Covenant Not to Compete.  For so long as UIH holds 50% or more of the
          -----------------------
outstanding ordinary shares of UPC on a fully diluted basis:

          (a) UIH shall not, and shall not permit its majority-owned affiliates to, pursue any video services, telephone or Internet access or content business opportunities specifically directed to the Europe (as defined below) or Israel markets unless: (i) UIH has first presented such opportunity in writing to the Supervisory Board of UPC and (ii) the members of the Supervisory Board of UPC who are not directors or officers of UIH or UPC have declined to pursue such opportunity in writing to UIH. UPC will respond with reasonable promptness after the presentation of the opportunity.

          (b) UPC shall not, and shall not permit to its majority-owned affiliates to, pursue any video services, telephone or Internet access or content business opportunities in Saudi Arabia or in other markets outside of Europe or the Middle East as defined below unless: (i) UPC has first presented such opportunity in writing to the Board of Directors of UIH and (ii) the members of the Board of Directors of UIH who are not officers or directors of UPC have declined to pursue such opportunity in writing to UPC. UIH will respond with reasonable promptness after the presentation of the opportunity.

          (c) Either party may pursue any business in the United States and its territories and possessions without regard to activities of the other.

For purposes of this section 1, "Europe" shall include Albania, Austria, Belarus, Belgium, Bosnia, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Moldova, The Netherlands, Norway,
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Poland, Portugal, Romania, Russia, Slovak Republic, Spain, Sweden, Switzerland,
Ukraine and the United Kingdom and the "Middle East" shall include Armenia, Azerbaijan, Bahrain, Cyprus, Egypt, Georgia, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Palestine, Qatar, Syria, Turkey, United Arab Emirates and Yemen, as such territories are currently constituted or as they may be constituted in the future.

     2.   Sale of UIH Class A Common Stock Held by UPC.  (a)  UPC shall sell to
          --------------------------------------------
UIH or any designee of UIH all or any portion of UIH's Class A Common Stock (the "Class A Stock") held by UPC or any of its subsidiaries, free and clear of any liens, pledges or other encumbrances, upon receipt by the Supervisory Board of UPC of a written request by UIH (the "Sale Notice") that UPC do so. UIH shall set a closing date for the sale of the Class A Stock specified in the Sale Notice, which shall be a business day in the United States and The Netherlands and which is at least ten days and no more than 30 days after receipt of the Sale Notice by UPC. The selling price of the Class A Stock shall be the average closing price of the Class A Stock as reported on the Nasdaq National Market for the ten trading days preceding the closing date.

          (b) UPC shall not sell directly or indirectly, nor permit any of its subsidiaries to sell, any shares of Class A Stock unless UPC has first offered in writing (the "Offer Notice") to sell to UIH the shares of Class A Stock that it proposes to sell. UIH shall have 45 days following receipt of the Offer Notice in which to advise UPC whether it intends to purchase the Class A Stock so offered. If UIH elects to purchase the Class A Stock, it shall notify UPC in writing and shall designate a closing date that is a business day in The Netherlands and the United States that is not less than five business days or more than ten business days after the date of UIH's notice of acceptance. The price for each share of Class A Stock shall be the average closing price of the Class A Stock as reported on the Nasdaq National Market for the ten trading days preceding the date of the Offer Notice. At the closing, UPC shall deliver the Class A Stock free and clear of liens and encumbrances and with appropriate signature guarantee against delivery of the purchase price by wire transfer. If UIH elects not to purchase the Class A Stock or does not respond to UPC within 45 days after receipt of the Offer Notice, UPC may sell the Class A Stock that was offered pursuant to the Offer Notice in a manner approved by UIH to assure that any disposition of the Class A Stock into the public market is conducted in an orderly manner and so as not to disrupt the orderly trading market for UIH shares. UIH may insist that the sale be through an underwritten offering and will assist UPC as is reasonably practicable in effecting a registration statement covering such shares. UIH may require UPC to defer the sale at any time such sale would interfere with a pending transaction of UIH. If UPC does not sell the shares within 60 days after the end of the 45 days specified in the Offer Notice, it shall again offer the shares to UIH before selling them. (Such 60 days to be increased by any period that UIH has requested UPC to not sell shares.) All certificates evidencing the Class A Stock held by UPC or any of its subsidiaries shall be marked with a legend to show that it is subject to the terms of this Agreement. UIH may designate a purchaser for the Class A Stock who will purchase the shares in lieu of UIH.

     3.   Compliance with UIH's Reporting Requirements.  In order to assist UIH
          --------------------------------------------
in complying with its reporting obligations under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other U.S. federal and state securities laws (collectively, the "U.S. Securities Laws") or to avoid potential liability by UIH thereunder, UPC shall (a) timely provide

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UIH with audited financial statements of UPC in such form and with respect to such periods as UIH shall reasonably request, until UIH is no longer required to include financial statements of UPC in UIH's filings under the U.S. Securities Laws, and (b) not alter or amend its accounting principles without the prior written consent of UIH, until such time as UIH no longer consolidates UPC's financial results. UPC hereby consents to the public disclosure by UIH of all matters deemed necessary or appropriate by UIH in its sole discretion in order to comply with or satisfy its public disclosure obligations o UIH or any affiliate of UIH under the U.S. Securities Laws.

     4.   Indemnification by UPC.  (a) As additional consideration for UIH to
          ----------------------
execute the underwriting agreement in connection with UPC's initial public offering of securities (the "Underwriting Agreement"), UPC shall defend, indemnify and hold UIH harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including without limitation interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred (collectively, "Liabilities")) that UIH may sustain or suffer based upon, arising out of, by reason of or otherwise in respect of or in connection with the Underwriting Agreement; provided, however,
                                                             --------  -------
that UPC will not be liable to UIH (i) to the extent that in finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of UIH; or (ii) to the extent that it is finally judicially determined that such Liabilities resulted solely from the material breach by UIH of any representation, warranty, covenant or other agreement of UIH contained in the Underwriting Agreement; provided, further, that if and to the extent that
                            --------  -------
such indemnification is unenforceable for any reason, UPC shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. The indemnification and contribution provided for in this Section 4 will remain in full force and effect regardless of any investigation made by or on behalf of UIH.

          (b) Indemnification Procedure; Notice; Defense.  Promptly after
              ------------------------------------------
becoming aware of any Liabilities or the making of any claim or demand by any third party that may result in the incurrence of any Liabilities, UIH shall notify UPC of such incurrence, claim or demand; provided, that the failure of
                                                --------
UIH to so notify UPC shall not relieve UPC of any liability under Section 4(a) hereof, except if UPC has been materially prejudiced by such failure to be so notified. In case of any notice to UPC, UPC shall be entitled to participate in, and, if it wishes, to assume, the defense of any such claim or demand and, after notice of its intent to assume such defense, UPC will not be liable for any attorney's fees or other expenses subsequently incurred by UIH in connection with such claim; provided that UIH shall have the right to employ counsel to
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represent it if, in the reasonable judgment of UIH's counsel, there is reasonably likely to be a conflict of interest such that representation of UIH and UPC by the same counsel would violate the Code of Professional Responsibility or similar rules, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by UPC. If UPC does not elect within a reasonable time after receipt of notice to assume the defense of any suit brought to enforce a claim or demand referred to above, UIH shall be entitled to assume the control of such defense, in which case the reasonable fees and expenses incurred by UIH in the conduct of such defense, including the reasonable fees and expenses of counsel, shall be reimbursed by UPC as the same are incurred from time to time by UIH (in addition to local counsel) in connection with any one action or separate but similar or related actions

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

in the same jurisdiction arising out of the same general allegations or circumstances. UPC shall not, without the prior written consent of UIH, effect any settlement of any pending or threatened claim or action in respect of which UIH is or could have been a party and indemnity could have been sought hereunder by UIH unless such settlement includes an unconditional release of UIH from all liability on any claims that are the subject matter of such action.

     5.   Compliance by UPC with UIH Indenture.  UPC shall take no action or
          ------------------------------------
inaction that will or reasonably could result in a breach of the Indenture, dated as of February 5, 1998, by and between UIH and Firstar Bank of Minnesota, N.A., as trustee, as the same may be amended or supplemented (the "Indenture") or any other indenture or agreement to which UIH is a party governing indebtedness of UIH that replaces or refinances any indebtedness governed by the Indenture, provided that UIH shall use reasonable efforts to assure that any such replacement or refinancing indentures or agreements do not contain covenants that are materially more restrictive on actions of UPC by reason of this paragraph, taken as a whole, than the Indenture. UPC shall assure that its subsidiaries and controlled affiliates comply with this paragraph 5.

     6.   Term; Termination.  This Agreement shall be effect from the date set
          -----------------
forth above until this Agreement is terminated pursuant to this Section 6. This Agreement shall terminate, except with respect to any claims for breach of this Agreement arising before such termination, (i) for purposes of Section 1, when UIH ceases to hold 50% or more of the outstanding ordinary shares of UPC on a fully diluted basis, (ii) for purposes of Section 2, at such time as UPC or its subsidiaries no longer holds any Class A Stock, (iii) for purposes of Section 3, when UIH or its affiliates are no longer subject to periodic reporting requirements under the U.S. Securities Laws or financial information about UPC is no longer required to be reported by UIH under the U.S. Securities Laws, (iv) for purposes of Section 4, when UIH no longer has any obligations or liabilities under the Underwriting Agreement and (v) for purposes of Section 5, when UPC no longer can affect compliance by UIH with the terms of the UIH Indenture or any replacement indenture or agreement.

     7.   Assignment Successors.  Except as otherwise provided herein, neither
          ---------------------
party hereto may assign or transfer any of its interests, or delegate any of its obligations, hereunder without the prior written consent of the other party. UIH, upon written notice to UPC, may assign its interests in this Agreement to any affiliate of UIH. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successor and assigns.

     8.   Miscellaneous.
          -------------

          (a) Amendment; Waiver.  The Agreement may not be amended nor may any
              -----------------
rights hereunder be waived except by an instrument in writing signed by the parties hereto. The waiver of any breach of any term or condition hereof shall not be deemed a waiver of any other or subsequent breach. No failure to exercise and no delay in exercising, on the part of either party hereto, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies at law.

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          (b) Further Assurances.  Each party hereto shall execute, acknowledge,
              ------------------
deliver, file and record such further certificates, amendments, instruments, agreements and documents, and do all such other acts and things, as may be required by law or as, in the reasonable opinion of either party hereto, may be necessary or advisable to carry out the intents and purposes hereof.

          (c) Headings.  Titles and headings of the sections of this Agreement
              --------
are for convenience of reference only and do not form a part of this Agreement and shall not in any way affect the interpretation of this Agreement.

          (d) Entire Agreement.  This Agreement is the entire agreement and
              ----------------
understanding between the parties hereto concerning the subject matter hereof and supersedes and replaces all prior agreements and understandings between the parties hereto with respect thereto.

          (e) Severability.  If any provision of this Agreement or the
              ------------
application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provisions to such persons or circumstances other than those to which it has been invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

          (f) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Colorado, USA, other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

          (g) Notices.  All notices, demands or other communications to be given
              -------
under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, by facsimile or mailed by certified or registered mail, return receipt requested and postage prepaid, as follows:

               (i)  If to UIH, to it at:

                    United International Holdings, Inc.
                    4643 South Ulster Street, Suite 1300
                    Denver, Colorado   80237, U.S.A.
                    Facsimile:  + 1 (303) 770-4207
                    Attention:  President
                    Copy to:  Legal Department

               (ii) If to UPC, to it at:

                    United Pan-Europe Communications N.V.
                    Fred. Roeskestraat 123
                    1076 EE Amsterdam
                    The Netherlands
                    Facsimile:  + 31 (20) 778-9881
                    Attention:  President

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

                    Copy to:  General Counsel

Either party hereto may change its address for notices, demands and other communications hereunder by giving notice of such change to the other party in accordance with this Section 8(g).

          (h) No Third-Party Beneficiaries.  Notwithstanding anything to the
              ----------------------------
contrary herein, no person shall be a third-party beneficiary to this Agreement.

          (i) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which, when executed, shall constitute an original of this Agreement, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective in accordance with Section 6 hereof.

                         UNITED INTERNATIONAL HOLDINGS, INC.



                         By:
                            ------------------------------------------------
                            Michael T. Fries, President

                         UNITED PAN-EUROPE COMMUNICATIONS N.V.



                         By:
                            ------------------------------------------------
                            J. Timothy Bryan, President


                         By:
                            ------------------------------------------------
                            Anton H.E. v. Voskuijlen, Senior Vice President,
                            Legal

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